UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION



	Washington, D.C.  20549
	________________________________________



	FORM 8-K



CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of earliest event reported:  December 17, 1999


THE MONTANA POWER COMPANY
(Exact name of registrant as specified in its charter)



		Montana		1-4566		      81-0170530
(State or other jurisdiction	(Commission		    (IRS Employer
	of incorporation)	 File Number)		 Identification No.)



40 East Broadway, Butte, Montana  59701-9394
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code (406) 723-5421

Exhibit Index is found on page 14.

ITEM 2.  Disposition of Assets

	On December 17, 1999, pursuant to an Asset Purchase Agreement dated as of October 31, 1998 and amended on June 29, 1999 and October 29, 1999 (the "Agreement"), we sold substantially all of our electric generating assets and related contracts, and associated transmission assets totaling less than forty miles, to PP&L Global, Inc. ("PP&L Global"), a subsidiary of PP&L Resources, Inc. The properties transferred to PP&L Global, collectively referred to as the "Assets," include 11 of our 12 hydroelectric facilities; a storage reservoir; a coal-fired thermal generating plant at Billings, Montana; all of our interest in three coal-fired thermal generating plants at Colstrip, Montana; other related assets, including inventories associated with the power plants; and certain power-purchase agreements. The total gross capacity of the hydroelectric facilities and coal-fired thermal generating plants sold to PP&L Global is 1,314.5 megawatts ("MWs").

The sale does not include our Milltown Dam near Missoula, Montana (gross capacity of 3 MWs) or any of our power-purchase contracts with qualifying facilities. It also does not include our leased share of the Colstrip Unit No. 4 generation and transmission assets (our share of gross capacity equal to 241.5 MWs).

The cash proceeds received on December 17, 1999 for the sale of the Assets, including related adjustments for such items as inventory and property taxes, were approximately $757,600,000. For purposes of preparing our pro forma financial position as of September 30, 1999, however, we adjusted cash proceeds - net of $12,135,000 of transaction costs - to $749,018,000 to reflect prepayments and accruals through September 30, 1999. We have recorded $160,257,000 of regulatory liabilities on our pro forma balance sheet, representing $749,018,000 in net cash realized from the sale, less (a) $511,935,000 in the cost basis of the Assets and (b) $122,540,000 in current income taxes, plus (c) $45,714,000 of other adjustments.

These regulatory liabilities reflect our willingness to share after-tax proceeds in excess of the total cost basis of the Assets with our electric customers. As part of our July 1999 Tier II Transition filing to the Montana Public Service Commission ("MPSC"), we plan to deduct from the regulatory liabilities approximately $39,700,000 of other generation-related transition costs and approximately $66,100,000 of regulatory asset transition costs. The other generation-related transition costs consist mainly of selling, general, and administrative costs and costs to retire debt. The regulatory asset transition costs consist mainly of capitalized conservation costs and carrying charges associated with Colstrip Unit No. 3.

The Tier II filing addresses the recovery and treatment of the qualifying facility power-purchase contract costs, which are above-market costs; regulatory assets associated with our electric generating business; and a review of the sale of the Assets, including the treatment of sales proceeds in excess of the total cost basis of the Assets. We will file an updated Tier II filing as a result of the closing of the sale, but do not expect an order from the MPSC until late in the third quarter or early in the fourth quarter of 2000.

PP&L Global is seeking to acquire 1,058 MWs of additional gross capacity in Colstrip, Montana from Puget Sound Energy ("Puget") and Portland General Electric ("Portland"). The Agreement provides that, if Puget and Portland both close their transactions, we will receive an additional $152,000,000 from PP&L Global for added value. The added value would arise from the controlling interest in Colstrip Units Nos. 1, 2, and 3 that PP&L Global would hold as a result of the combination of our former assets with those of Puget and Portland. If either Puget or Portland - but not both - closes its respective transaction, we will receive $117,000,000 from PP&L Global for the added value rather than the $152,000,000 referenced above. In any event, these additional proceeds would be available to further reduce other transition costs.

If neither Puget or Portland closes its transaction, the Agreement provides that PP&L Global - subject to the receipt of required regulatory approvals - will purchase the portion of our 500-kilovolt-transmission system not associated with Colstrip Unit No. 4. Our sales proceeds from PP&L Global for these properties would be $97,100,000. None of these contingent receipts
- $152,000,000, $117,000,000, or $97,100,000 - is included in the pro forma financial information, nor is any return that we might have earned on the sales proceeds.

Of the net pro forma cash proceeds of $749,018,000, we expect to use the $511,935,000 relating to the total cost basis of the Assets for general corporate purposes. We also expect to use the $66,061,300 used to settle generation-related regulatory asset transition costs, available as described above, for general corporate purposes. General corporate purposes comprise funding utility and nonutility projects, including those involving our telecommunications subsidiary, Touch America; reducing debt; and purchasing shares of our common stock.

	For more information on the Assets, the terms and events leading to the sale, and the accounting and regulatory implications of the sale, see the following sections of our 1998 Annual Report on Form 10-K: (a) Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Competitive Environment, Utility Changes, Electric Utility," and
(b) Part II, Item 8, "Financial Statements and Supplementary Data," Note 4, "Deregulation and asset divestiture."

ITEM 7.  Financial Statements and Exhibits

(b) Unaudited Pro Forma Financial Information

We disclosed the execution of the Agreement on a Form 8-K filed with the Securities and Exchange Commission on November 6, 1998, and we included the Agreement as an exhibit to that filing. The amendments are included as
Exhibit 2a and Exhibit 2b. A press release related to the Agreement is included as Exhibit 99a.

	The following unaudited Pro Forma Consolidated Financial Information illustrates the effects of the sale of Assets discussed in Item 2 on our results of operations and financial position. The Pro Forma Consolidated Statements of Income for the Year Ended December 31, 1998, and for the Nine Months Ended September 30, 1999, were prepared as if the sale occurred on January 1, 1998, but exclude nonrecurring items relating to the sale. The Pro Forma Consolidated Balance Sheet at September 30, 1999, was prepared as if the sale occurred on September 30, 1999. None of the Unaudited Pro Forma Consolidated Financial Information includes any returns that we might have earned on the sales proceeds.

The unaudited Pro Forma Consolidated Financial Information is presented for illustrative purposes only and does not purport to (i) represent what our results of operations or financial position would have been had the transaction described in fact occurred at the beginning of the periods or on the date indicated, or (ii) project our results of operations or financial position for any future period or date. The pro forma disposition adjustments are based upon available information that we believe is reasonable under the circumstances.

The Assets were not part of a separately incorporated business unit, but were integrated with our existing utility business. The following unaudited Pro Forma Consolidated Financial Information, therefore, is dependent on the assumptions described in the footnotes and should be read in conjunction with

(a) our audited consolidated financial statements for the year ended
December 31, 1998, including footnotes, as contained in our 1998 Annual Report on Form 10-K, and (b) our unaudited consolidated financial statements for the nine months ended September 30, 1999, including footnotes, as contained in our 1999 third quarter report on Form 10-Q.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
	THE MONTANA POWER COMPANY AND SUBSIDIARIES

						Year Ended December 31

	    Actual		 Pro Forma 	 Pro Forma
	     1998    	Adjustments	 Results
		Thousands of Dollars
				(except per share amounts)

REVENUES (Note 1)		$ 1,253,724		$	(71,372)	$1,182,352

EXPENSES:
	Operations (Note 2)		528,196	67,283	595,479
	Maintenance (Note 2)		81,064	(14,252)	66,812
	Selling, general, and administrative (Note 3)		128,741	(12,876)	115,865
	Taxes other than income taxes (Note 4)		96,181	(16,833)	79,348
	Depreciation, depletion, and
	amortization (Note 5)		   114,267		(18,475)		95,792
					   948,449		4,847		953,296

		INCOME FROM OPERATIONS		305,275	(76,219)	229,056

INTEREST EXPENSE AND OTHER INCOME:
	Interest (Note 6)		60,851	(24,774)	36,077
	Distributions on mandatorily redeemable
		preferred securities of subsidiary trust		5,492	-	5,492
	Other income - net		    (4,862)		-		(4,862)
					    61,481	(24,774)	36,707

INCOME TAXES (Note 7)		    78,174		(20,263)		57,911

NET INCOME (Note 8)		   165,620	(31,182)	134,438
DIVIDENDS ON PREFERRED STOCK		     3,690		-		3,690

NET INCOME AVAILABLE FOR COMMON STOCK (Note 8)		$  161,930	$	(31,182)	$	130,748

AVERAGE NUMBER OF COMMON SHARES
	OUTSTANDING (Basic) (Note 9)		109,962	(4,682)	105,280

BASIC EARNINGS PER SHARE OF COMMON STOCK		$     1.47	$	(0.23)*	$	1.24

AVERAGE NUMBER OF COMMON SHARES
	OUTSTANDING (Diluted) (Note 9)		110,156	(4,682)	105,474

DILUTED EARNINGS PER SHARE OF COMMON STOCK		$     1.47	$	(0.23)*	$	1.24


* The Earnings per Share of Common Stock ("EPS") figures indicated in the "Pro Forma
Adjustments" column represent the difference between the 1998 actual EPS amounts indicated in the "Actual 1998" column and the adjusted EPS amounts indicated in the "Pro Forma Results"
column and do not represent the pro forma adjustments to net income of <$31,182,000> divided by outstanding shares.


The accompanying notes are an integral part of these statements.


	UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
	THE MONTANA POWER COMPANY AND SUBSIDIARIES

						Nine Months Ended
	   Actual
	September 30,	 Pro Forma 	 Pro Forma
	     1999    	Adjustments	 Results
		Thousands of Dollars
				(except per share amounts)

REVENUES (Note 1)		$	966,956	$	(63,896)	$	903,060

EXPENSES:
	Operations (Note 2)		479,512	37,509	517,021
	Maintenance (Note 2)		61,918	(12,311)	49,607
	Selling, general, and administrative (Note 3)		100,222	(7,033)	93,189
	Taxes other than income taxes (Note 4)		76,625	(11,594)	65,031
	Depreciation, depletion,
	and amortization (Note 5)			82,955		(13,984)		68,971
		801,232		(7,413)		793,819

INCOME FROM OPERATIONS		165,724	(56,483)	109,241

INTEREST EXPENSE AND OTHER:
	Interest (Note 6)		38,989	(18,580)	20,409
	Distributions on company obligated mandatorily
	redeemable preferred securities of subsidiary trust		4,119	-	4,119
	Other (income) deductions - net			(6,371)		-		(6,371)
		36,737		(18,580)		18,157

INCOME TAXES (Note 7)			40,702		(14,929)		25,773

NET INCOME (Note 8)		88,285	(22,974)	65,311
DIVIDENDS ON PREFERRED STOCK			2,768		-		2,768

NET INCOME AVAILABLE FOR
	COMMON STOCK (Note 8)		$	85,517	$	(22,974)	$	62,543

AVERAGE NUMBER OF COMMON SHARES
	OUTSTANDING - BASIC (000) (Note 9)		110,177	(4,682)	105,495

BASIC EARNINGS PER SHARE OF COMMON STOCK		$	0.78	$	(0.19)*	$	0.59

AVERAGE NUMBER OF COMMON SHARES
	OUTSTANDING - DILUTED (000) (Note 9)		110,984	(4,682)	106,302

DILUTED EARNINGS PER SHARE OF COMMON STOCK		$	0.77	$	(0.18)*	$	0.59


* The EPS figures indicated in the "Pro Forma Adjustments" column represent the difference between the 1999 actual EPS amounts indicated in the "Actual September 30, 1999" column and the adjusted EPS amounts indicated in the "Pro Forma Results" column and do not represent the pro forma adjustments to net income of <$22,974,000> divided by outstanding shares.


The accompanying notes are an integral part of these statements.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
THE MONTANA POWER COMPANY AND SUBSIDIARIES


	ASSETS

						  Pro Forma
				   Actual		   Results
				September 30,	 Pro Forma	September 30,
				    1999    	Adjustments	    1999
		Thousands of Dollars
PLANT AND PROPERTY IN SERVICE:
		UTILITY PLANT (includes $42,288 and $10,043 pro forma
			plant under construction)
			Electric (Note 10)		$	1,872,481	$	(820,469)	$	1,052,012
			Natural gas			416,644		-		416,644
							2,289,125		(820,469)		1,468,656
		Less - accumulated depreciation and depletion (Note 10)			777,330		(313,241)		464,089
						1,511,795		(507,228)		1,004,567
	NONUTILITY PROPERTY (includes $91,064
		property under construction)			968,963		-		968,963
	Less - accumulated depreciation and depletion			336,436		-		336,436
						632,527		-		632,527
						2,144,322		(507,228)		1,637,094

MISCELLANEOUS INVESTMENTS (at cost):
	Independent power investments		21,090		-		21,090
	Reclamation fund		42,937		-		42,937
	Other			91,409		-		91,409
					155,436		-		155,436

CURRENT ASSETS:
	Cash and temporary cash investments (Note 11)		-	192,101	192,101
	Accounts receivable		159,017	-	159,017
	Prepaid income taxes (Note 12)		88,276	573	88,849
	Materials and supplies (principally at avg. cost)(Note 10)		46,124	(6,755)	39,369
	Prepayments and other assets (Note 10)		61,288	(5,255)	56,033
	Deferred income taxes (Note 12)			25,206		(573)		24,633
					379,911	180,091	560,002

DEFERRED CHARGES:
	Advanced coal royalties		12,813	-	12,813
	Regulatory assets related to income taxes (Note 12)		121,720	(38,222)	83,498
	Regulatory assets - other		154,822	-	154,822
	Other deferred charges			80,184		-		80,184
						369,539		(38,222)		331,317


					$	3,049,208	$	(365,359)	$	2,683,849


The accompanying notes are an integral part of these statements.


UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
THE MONTANA POWER COMPANY AND SUBSIDIARIES

LIABILITIES AND SHAREHOLDERS' EQUITY


						  Pro Forma
				   Actual		   Results
				September 30,	 Pro Forma	September 30,
				    1999    	Adjustments	    1999
		Thousands of Dollars

CAPITALIZATION:
		Common shareholders' equity:
			Common stock (240,000,000 shares authorized;
				110,201,392 shares issued)		$	703,647	$	-	$	703,647
			Treasury stock (at cost) (Note 9)			-		(144,872)		(144,872)
			Retained earnings and other shareholders' equity (Note 13)		449,642	14,900	464,542
			Accumulated other comprehensive income (loss)		(18,621)	-	(18,621)
			Unallocated stock held by trustee for Retirement
				Savings Plan			(21,091)		-		(21,091)
					1,113,577	(129,972)	983,605

		Preferred stock		57,654	-	57,654
		Company obligated mandatorily redeemable preferred
			securities of subsidiary trust, which holds solely
			company junior subordinated debentures		65,000	-	65,000
	Long-term debt (Note 14)			650,433		(242,979)		407,454
				1,886,664	(372,951)	1,513,713

CURRENT LIABILITIES:
	Short-term borrowings		37,600	-	37,600
	Long-term debt - portion due within one year (Note 14)		80,397	(45,108)	35,289
	Dividends payable		22,757	-	22,757
	Regulatory liability (Note 15)		-	160,257	160,257
	Other taxes		69,290	-	69,290
	Accounts payable		103,015	-	103,015
	Interest accrued		12,330	-	12,330
	Other current liabilities (Note 16)			52,685		(6,335)		46,350
				378,074	108,814	486,888

DEFERRED CREDITS:
	Deferred income taxes (Note 12)		268,918	(91,515)	177,403
	Investment tax credit (Note 13)		32,412	(9,707)	22,705
	Accrued mining reclamation costs		133,553	-	133,553
	Other deferred credits			349,587		-		349,587
					784,470		(101,222)		683,248

				$	3,049,208	$	(365,359)	$	2,683,849


The accompanying notes are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

	The accompanying pro forma consolidated financial information of The Montana Power Company for the twelve months ended December 31, 1998, the nine months ended September 30, 1999, and at September 30, 1999, is unaudited. This financial information does not contain the detail or footnote disclosure concerning accounting policies and other matters that would be included in full fiscal year financial statements.


NOTE 1 - CERTAIN GENERATION-RELATED REVENUES

The $71,372,000 and $63,896,000 decreases in revenues for 1998 and the nine months ended September 30, 1999 primarily reflect the discontinuance of off-system revenues related to the Assets. We will supply our remaining customers who require power until at least July 1, 2002 with power to be purchased through a buyback contract entered into with PP&L Global as described in Note 2. Coal revenues and Colstrip Unit No. 4 revenues resulting from sales to PP&L Global, an unaffiliated entity - which revenues previously had represented intercompany eliminations in our consolidated financial statements - reduce the effects of the decreased consolidated revenues.

NOTE 2 - CERTAIN GENERATION-RELATED EXPENSES

The $67,283,000 and $37,509,000 increases in operations expenses for 1998 and the nine months ended September 30, 1999 reflect the discontinuance of expenses related to the Assets and the discontinuance of expenses related to a power-purchase contract transferred to PP&L Global. The adjustments assume that, pursuant to the buyback contract with PP&L Global, we will purchase from PP&L Global all power necessary to serve our remaining customers for a price of $22.25/MWh. This price represents our net fully allocated costs of service in current rates, replacing operations and maintenance expense, depreciation expense, and return on investment. The result of the buyback contract, therefore, is reflected as increased power-supply expenses. The adjustments also assume that we will fulfill our commitments to three other customers from market purchases.

The $14,252,000 and $12,311,000 decreases in maintenance expenses for 1998 and the nine months ended September 30, 1999 reflect the discontinuance of maintenance expenses related to the Assets.

NOTE 3 - SELLING, GENERAL, AND ADMINISTRATIVE

The $12,876,000 and $7,033,000 decreases in selling, general, and administrative expenses for 1998 and the nine months ended September 30, 1999 represent a reduction of direct general and administrative expenses associated with the Assets. These expenses include items such as property insurance, Federal Energy Regulatory Commission ("FERC") administrative costs, office supplies, and employee-benefit costs. The adjustments also represent a decrease of amortization expense associated with regulatory assets involving conservation programs and carrying costs relating to Colstrip Unit No. 3.

NOTE 4 - TAXES OTHER THAN INCOME TAXES

The $16,833,000 and $11,594,000 decreases in taxes other than income taxes for 1998 and the nine months ended September 30, 1999 principally reflect decreased property taxes. The adjustments also include reductions to electric energy licensing taxes.

NOTE 5 - DEPRECIATION, DEPLETION, AND AMORTIZATION

The $18,475,000 and $13,984,000 decreases in depreciation, depletion, and amortization expenses for 1998 and the nine months ended September 30, 1999 reflect decreased depreciation expense related to the Assets.

NOTE 6 - INTEREST EXPENSE

The $24,774,000 and $18,580,000 decreases in interest expenses for 1998 and the nine months ended September 30, 1999 primarily reflect decreased interest expense as a result of the anticipated $255,938,000 debt repurchases and redemptions described in Note 14. The adjustments also reflect decreased interest expense for 1998 and the nine months ended September 30, 1999 resulting from the adjusted liabilities relating to the Kerr Project as a result of our agreement with PP&L Global, as described in Note 14.

NOTE 7 - INCOME TAXES

The $20,263,000 and $14,929,000 decreases in income taxes for 1998 and the nine months ended September 30, 1999 reflect lower overall net income because of the items described above at our effective income tax rate of approximately 39.39%.

NOTE 8 - NET INCOME AND NET INCOME AVAILABLE FOR COMMON STOCK

The $31,182,000 and $22,974,000 decreases in net income and net income available for common stock for 1998 and the nine months ended September 30, 1999 reflect lower overall net income because of the items described above. The adjustments do not reflect, however, any returns that we might have earned on the cash proceeds or any income taxes that would have been assessed on those returns.

NOTE 9 - AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

The decreases in common shares outstanding by 4,682,000 shares for 1998 and the nine months ended September 30, 1999 reflect the December 23, 1999 cash settlement for $144,872,000, including interest costs and commissions and net of dividends, of our Forward Equity Acquisition Transaction program with a bank pursuant to which we purchased shares of our stock that the bank had acquired on our behalf. The adjustments assume that we did not reissue the repurchased shares and, therefore, reflect decreased average number of common shares outstanding for 1998 and 1999.

NOTE 10 - ASSETS SOLD

The decrease of $820,469,000 in electric plant represents the original cost of utility property, plant, and equipment sold to PP&L Global consisting of the following plant assets at September 30, 1999:

Intangibles		$  64,324,000
Steam		519,928,000
Hydro		190,552,000
Transmission		10,874,000
General		1,709,000
Kerr mitigation-related asset		1,055,000
Plant under construction		32,245,000
Computer allocation		   (218,000)
Total		$820,469,000

The decrease of $32,245,000 in plant under construction includes the costs of relicensing the nine Madison River and Missouri River hydroelectric projects with a generating capacity of 292 MWs. We have referred to these projects collectively as "Project 2188" in previous filings.

The decrease of $313,241,000 in accumulated depreciation and depletion consists of the following at September 30, 1999:

Intangibles		$  4,444,000
Steam		247,674,000
Hydro		57,292,000
Transmission		2,859,000
General		    972,000
Total		$313,241,000

Other assets sold consist of (a) $6,755,000 in materials and supplies, and (b) $5,255,000 of other prepayments, consisting principally of prepaid FERC administrative fees, land rentals, and the current portion of employee compensated absences.

NOTE 11 - NET CASH PROCEEDS

The increase of $192,101,000 in cash represents the pro forma cash proceeds of $749,018,000, net of transaction costs of $12,135,000, less cash used for debt repurchases and redemptions of $255,938,000; cash used for stock repurchases of $144,872,000; and cash used for income tax payments of approximately $156,107,000, of which approximately $33,567,000 relates to deferred tax liability.

NOTE 12 - INCOME TAXES

The increase of $573,000 in prepaid income taxes and the corresponding decrease in deferred income taxes represents a reclassification between prepaid and deferred income taxes. The decrease of $38,222,000 in regulatory assets related to income taxes results from the sale of the Assets. The $91,515,000 decrease in deferred income tax liability represents $71,788,000 of Statement of Financial Accounting Standards No. 109 deferred taxes related to the Assets and $23,045,000 related to the gain on the sale, less $3,318,000 associated with the reversed interest expense of the Kerr Project settlement.

NOTE 13 - RETAINED EARNINGS AND INVESTMENT TAX CREDITS

The increase of $14,900,000 in Retained Earnings reflects credits to Retained Earnings of $9,707,000 in Investment Tax Credits ("ITCs"). Unamortized ITCs associated with the Assets are not transferable to PP&L Global, but flow to income as a result of the sale. Because these items constitute a one-time event resulting from the sale, we have credited Retained Earnings on the pro forma balance sheet for $9,707,000 in ITCs but have not reflected this amount on the pro forma income statement.

The adjustment to Retained Earnings also includes credits of approximately $5,193,000, net of deferred income taxes. Most of this adjustment represents the reversal of interest expense associated with the Kerr Project settlement. (See Note 6 and Note 14.)

NOTE 14 - LONG-TERM DEBT

	The decreases of $242,979,000 in long-term debt and $45,108,000 in the current portion of long-term debt primarily reflect the repurchase or redemption of $255,938,000 of debt expected to occur during 2000. Our pro forma financial information does not reflect any costs that we might incur to repurchase or redeem this debt. The remaining decrease in debt includes the result of our agreement with PP&L Global regarding the allocation of Kerr Project liabilities. Some of this adjustment relates to long-term debt and some relates to the current portion of long-term debt.

NOTE 15 - REGULATORY LIABILITIES RELATED TO THE GENERATION SALE

The regulatory liabilities of $160,257,000 represent our willingness to share after-tax proceeds in excess of the total cost basis of the Assets with our electric customers. The adjustment results from $749,018,000 in net cash realized from the sale, less (a) $511,935,000 in the cost basis of the Assets and (b) $122,540,000 in current income taxes, plus (c) $45,714,000 of other adjustments.

NOTE 16 - OTHER CURRENT LIABILITIES

The decrease of $6,335,000 in other current liabilities represents liabilities assumed by PP&L Global at September 30, 1999.


SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

	This Form 8-K may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements should be read with the cautionary statements and important factors included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, at Item 7, "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Safe Harbor for Forward-Looking Statements." Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "expects," "believes," "anticipates," and similar expressions.

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SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, a duly authorized signatory.


			THE MONTANA POWER COMPANY
		(Registrant)


		By 	/s/ J. P. Pederson
		J. P. Pederson
		Vice President and Chief Financial
Officer


Dated:  January 3, 2000

	Exhibit Index

Exhibits

2a	Amendment No. 1 to the Asset Purchase Agreement dated as of October 31,
1998 by and between PP&L Global Inc. and The Montana Power Company

2b	Amendment No. 2 to the Asset Purchase Agreement dated as of October 31,
1998 and amended on June 29, 1999 by and between PP&L Global, Inc. and The Montana Power Company

99a	Press Release "PP&L Global and Montana Power Company Finalize PP&L's
	Acquisition of Generation Assets in Montana"

Exhibits Incorporated by Reference

			  Previous
		    Previous	  Exhibit
		     Filing     	Designation

2	Asset Purchase Agreement 	1-4566	2(a)
		Form 8-K Dated
		November 6, 1998

Amendment No. 1 to the Asset Purchase Agreement dated as of October 31, 1998 by and between PP&L Global Inc. and The Montana Power Company

This Amendment No. 1 dated as of June 29, 1999 (this "Amendment"), between PP&L Global Inc., a Pennsylvania corporation ("Purchaser"), and The Montana Power Company, a Montana corporation ("Seller"), amends that certain Asset Purchase Agreement dated as of October 31, 1998 between Purchaser and Seller (the "Asset Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

WHEREAS, Purchaser and Seller both find it in their respective interests to amend the Asset Purchase Agreement;

WHEREAS, Purchaser has determined that it does not want to have assigned to it the BPA Peak/Energy Exchange, which is Exhibit L to the Power Sales Agreement, dated as of August 27, 1982, as amended by Revisions effective June 30, 1985 and April 14, 1997 between Seller and the United States of America, Department of Energy, acting by and through the Bonneville Power Administration (the "BPA Exchange Agreement");

WHEREAS, Seller has no objection to Purchaser's request that the BPA Exchange Agreement be removed from the definition of "Power
Purchase/Exchange Agreements" under the Asset Purchase Agreement and not be assigned to Purchaser, and since it will not be so assigned, Seller intends to pursue terminating the BPA Exchange Agreement, and Purchaser acknowledges it has no objection if the BPA Exchange Agreement is terminated;

WHEREAS, Purchaser and Seller agree that there will be no adjustment to the Purchase Price as a result of not assigning the BPA Exchange Agreement to Purchaser; and

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Amendment, the parties hereto agree as follows:

1.	The definition of "Power Purchase/Exchange Agreements"
included in Section 12.01 of the Asset Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"Power Purchase/Exchange Agreements" means (i) the
Power Purchase Agreement, effective as of May 13, 1994, between Seller and Basin Electric Power Cooperative; and
(ii) the Exchange Agreement, dated as of August 18, 1993, between Seller and Idaho Power Company.

2.	Notwithstanding the inclusion of the BPA Exchange Agreement
on any schedule or exhibit of the Asset Purchase Agreement, the BPA Exchange Agreement shall be deemed an Excluded Asset for all purposes hereunder as if it were listed in Section 1.01(b) of the Asset Purchase Agreement and any obligation under the BPA Exchange Agreement shall be a Retained Liability for all purposes hereunder as if it were listed in Section 1.02(b) of the Asset Purchase Agreement.

3.	All references to the Asset Purchase Agreement shall be
deemed to refer to the Asset Purchase Agreement as amended by this Amendment.

4. Except as specifically amended hereby, the original provisions of the Asset Purchase Agreement remain in full force and effect.

5. This Amendment may be executed in counterparts, each of which shall be deemed as original, but all of which shall constitute the same instrument.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the first date above written.


THE MONTANA POWER COMPANY

By _____________________________
     Name:
     Title:


PP&L GLOBAL, INC.

By _____________________________
     Name:
     Title:

Amendment No. 2 to the Asset Purchase Agreement dated as of October 31, 1998 and amended on June 29, 1999 by and between PP&L Global, Inc. and The Montana Power Company

This Amendment No. 2 dated as of October 29, 1999 (this
"Amendment"), between PP&L Global, Inc., a Pennsylvania corporation ("Purchaser"), and The Montana Power Company, a Montana corporation ("Seller"), amends that certain Asset Purchase Agreement dated as of October 31, 1998 and amended on June 29, 1999 between Purchaser and Seller (as amended, the "Asset Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

WHEREAS, Amendment No. 1 to the Asset Purchase Agreement removed the BPA Peak/ Energy Exchange (which is Exhibit L to Power Sales Agreement, dated August 27, 1982, between Seller and United States of America, Department of Energy, acting by and through the Bonneville Power Administration) from the definition of "Power Purchase/Exchange Agreements" under the Asset Purchase Agreement;

WHEREAS, Purchaser and Seller both find it in their respective interests to further amend the Asset Purchase Agreement to remove the Exchange Agreement, dated as of August 18, 1993, between the Seller and Idaho Power Company (the "Idaho Exchange Agreement") from the definition of "Power Purchase/Exchange Agreements" under the Asset Purchase Agreement and, thus, provide that Seller will not assign the Idaho Exchange Agreement to Purchaser;

WHEREAS, Seller intends to terminate the Idaho Exchange Agreement at the earliest possible date, which in accordance with the terms of the Idaho Exchange Agreement is December 31, 2003, or such earlier date that Seller, in its sole discretion, is able to obtain from Idaho Power;

WHEREAS, until the Idaho Exchange Agreement can be terminated, Purchaser and Seller have agreed to enter into an Agency Agreement, substantially in the form of Exhibit A hereto (the "Idaho Exchange Agency Agreement"), pursuant to which Purchaser (or its assignee) will act as agent for Seller under the Idaho Exchange Agreement in certain respects provided therein; and

WHEREAS, Purchaser and Seller agree that there will be no adjustment to the Purchase Price as a result of not assigning the Idaho Exchange Agreement to Purchaser;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Amendment, the parties hereto agree as follows:

1.	The definition of "Power Purchase/Exchange Agreements"
included in Section 12.01 of the Asset Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"Power Purchase/Exchange Agreement" means the Power
Purchase Agreement, effective as of May 13, 1994, between
Seller and Basin Electric Power Cooperative.

2. Notwithstanding the inclusion of the Idaho Exchange
Agreement on any schedule or exhibit of the Asset Purchase Agreement, the Idaho Exchange Agreement shall be deemed an Excluded Asset for all purposes hereunder as if it were listed in Section 1.01(b) of the Asset Purchase

Agreement and any obligation under the Idaho Exchange Agreement shall be a Retained Liability for all purposes hereunder as if it were listed in Section 1.02(b) of the Asset Purchase Agreement.

3.	The following items are hereby deleted in their entirety
from Section 6.06 of the Disclosure Schedule and Section 7.06 of the Disclosure Schedule:

"26.	Exchange Agreement, dated August 18, 1993
between Idaho Power Company and Seller.
27.	Exhibit L to Power Sales Contract (DE-MS79-
81BP90427), dated August 27, 1982 as amended by Revisions effective June 30, 1985 and April 14, 1997 between United States of America Department of
Energy, acting by and through the Bonneville Power
Administration, and Seller."
4. The effectiveness of this Amendment is subject to satisfaction of the following conditions:

(a) Purchaser (or its assignee) and Seller shall have executed the Idaho Exchange Agency Agreement; and

(b) FERC shall have accepted this Amendment and the Idaho
Exchange Agency Agreement.

5. All references to the Asset Purchase Agreement shall be deemed to refer to the Asset Purchase Agreement as amended by this Amendment.

6. Except as specifically amended hereby, the original provisions of the Asset Purchase Agreement remain in full force and effect.

7. This Amendment may be executed in counterparts, each of which shall be deemed as original, but all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the first date above written.


THE MONTANA POWER COMPANY



By _____________________________
     Name:
     Title:


PP&L GLOBAL, INC.



By _____________________________
     Name:
     Title:

FROM:	MONTANA POWER COMPANY	Contact: Cort Freeman
	40 East Broadway		406-497-2368
	Butte, Montana 59701	FAX: 406-497-2535
	WEB: http://www.mtpower.com
	PP&L Contact: George Biechler
		406-869-5100

December 17, 1999

PP&L Global and Montana Power Company Finalize PP&L's Acquisition of Generation Assets in Montana

	BILLINGS, Mont. - PP&L Global, a subsidiary of PP&L Resources (NYSE:
PPL) of Allentown, Pa., and The Montana Power Company (NYSE: MTP) today (12/17) signed the final agreement to transfer to PP&L Montana LLC, an indirect subsidiary of PP&L Global, eleven hydroelectric power plants, one storage reservoir and interests in four coal-fired power plants and other related assets, totaling 1,315 megawatts. Other assets, in part, included inventories associated with the power plants. The purchase price is $757 million. It is the largest acquisition ever for a PP&L Resources company.

Roger L. Petersen, PP&L Montana's president and chief executive officer, and Robert P. Gannon, president of Montana Power, were on hand for a signing ceremony held today in Billings.

Petersen said, "We are enthusiastic about serving the people and businesses of the Northwest with competitive, reliable supplies of electricity, just as PP&L companies have done in Pennsylvania for nearly eight decades and have been doing in recent years in Latin America, Europe, and England."

Gannon said the completion of the sale ends 87 years of Montana Power's involvement in the regulated generation business. The company will continue to focus on the telecommunications activities of its Touch America subsidiary and on the energy delivery activities of Montana Power. He praised the exceptional work of generation employees, who have operated the plants over the years; of the many continuing employees, who have worked to make the closing a success; and all other employees, who have maintained a positive attitude through a long transition process.

Gannon said, "The extensive experience of the PP&L Resources family of companies in the operation of power plants will serve the people of Montana well. The PP&L name is associated with a strong heritage of community involvement and environmental commitment, and PP&L Montana will be a welcome addition to community life and the business climate in our state."

	"We are pleased to welcome the employees of Montana Power who are joining PP&L Montana and the broader PP&L Resources family of companies," said William F. Hecht, chairman, president and chief executive officer of PP&L Resources.

With this acquisition, PP&L Montana becomes one of the largest companies in Montana, with 538 employees. Petersen said there will be no layoffs as a result of the acquisition. Montana Power's generation employees will continue operating the assets as employees of PP&L Montana.

PP&L also has acquired the electricity marketing operation of Montana
Power. Petersen said the energy marketing operation will become part of PP&L EnergyPlus Co., LLC, PP&L's marketing company. PP&L's energy marketing operation will remain in Butte, located 240 miles west of the corporate office in Billings, and will sell electricity in both the wholesale and retail markets in Montana and throughout the Northwest.

With this acquisition, PP&L Global now has investments and commitments totaling more than $3.1 billion. The company, formed in 1995 by PP&L Resources, is acquiring or developing power plants in Maine, Arizona, Connecticut and eastern Pennsylvania. It also has ownership interests in electric distribution companies in the United Kingdom, Chile, and El Salvador, as well as investments in Argentina, Peru, Spain, Portugal, Bolivia, and Brazil.

This purchase, combined with other projects under development, increases
PP&L Resources' total domestic generating capacity to about 12,000 megawatts. PP&L Resources plans to increase its U.S. generating capacity to about 20,000 megawatts within the next five years.

Petersen said PP&L Montana will strive to be an important part of the business community throughout the state, "not just in the cities where we have operations. We are looking forward to establishing ourselves as one of the premier corporate citizens in Montana."

"This acquisition provides PP&L Resources with a solid, strategic entry into an entirely new region of the country, consistent with its objective of becoming a major supplier of electricity in key markets throughout the United States," said Hecht.

	As for the newly acquired hydroelectric plants, Petersen said, "We have no plans to change the operation of the hydroelectric plants. People who use the rivers where the facilities are located should see the same strong commitment with respect to river management, environmental sensitivity, and recreational uses."

	The transfer of operating licenses covers the following hydroelectric
power plants:	Black Eagle, Cochrane, Kerr, Hauser, Holter, Madison,
Morony, Mystic, Rainbow, Ryan, and Thompson Falls. The purchase also includes Montana Power's investments in the coal-fired Colstrip Generation Station and in the coal-fired Corette plant and the Hebgen storage reservoir.

PP&L Montana also is in the process of acquiring about 1,000 megawatts of additional generating assets in Colstrip, Montana, owned by Puget Sound Energy of Bellevue, Wash. and Portland General Electric of Portland, Ore. Pending the closing of these transactions, Montana Power could receive up to an additional $150 million for added value resulting from Montana Power's generating assets being combined with those of Puget Sound and Portland.

Montana Power's 241.5-megawatt leased interest in Colstrip Unit 4 was not included in the final agreement. Unit 4's long-term contracts will continue to be managed by Montana Power, but PP&L Montana hopes to reach an agreement in the future with Montana Power regarding this asset.

"We will use the proceeds from the generation sale for additional investments in Touch America's plans for a 23,000-mile fiber-optic network, as well as for developing its wireless communications licenses from the Pacific Northwest to the Upper Midwest and as far south as Colorado," Gannon said. "We also have the opportunity to repurchase a portion of the company's outstanding common stock, to reduce corporate indebtedness and to evaluate and invest in activities related to our other businesses."

	PP&L Global, located in Fairfax, Va., is PP&L Resources' second-largest subsidiary. The largest, PP&L, Inc., generates electricity; provides electric delivery services to 1.3 million customers in eastern and central
Pennsylvania; and trades or markets wholesale energy in the United States and Canada.

	Other PP&L Resources' subsidiaries are: PP&L EnergyPlus Co., LLC, which sells competitively priced energy and energy services to newly deregulated markets; Penn Fuel Gas, Inc., which sells and distributes natural gas and propane in Pennsylvania and Maryland; and PP&L Spectrum, Inc., Burns
Mechanical, Inc., H.T. Lyons, Inc., McCarl's Inc., McClure Company and Western Mass. Holdings, Inc., which provide energy-management and mechanical contracting and engineering services to businesses.

	See our Internet home page, at www.pplresources.com, for recent news releases and other information about PP&L Resources.

The Montana Power Company was formed in 1912 through the merger of four small regional electric companies. Through an evolutionary expansion into related businesses, the company now operates or invests in businesses in North America, Europe, and Asia, supplying energy - non-regulated electricity, natural gas, oil and coal -- and providing energy and telecommunications services.

	The company's utility business in the western two-thirds of Montana is transmission and distribution of electricity and natural gas, serving 285,000 electric customers and 148,000 natural gas customers. Its nonutility businesses are primarily natural gas exploration, production, and marketing; coal mining; and an independent power group, which develops, owns, and operates nonutility electric generation facilities under the name Continental Energy Services.

	Montana Power's growth business is focused around Touch America, its telecommunications subsidiary, presently with a 12,000-mile fiber system in the United States and with plans to have a 18,000-mile continental fiber footprint by 2000 and a 23,000-mile network by 2001.

For additional information about Montana Power and its activities visit the company's web site at www.mtpower.com.

Certain statements contained in this news release, including statements with respect to future generating capacity, are "forward-looking statements" within the meaning of the federal securities laws. Although PP&L Resources, Inc. believes that the expectations reflected in such statements are reasonable, there can be no assurance that the expected results will be achieved. For additional information concerning certain assumptions, risks, and uncertainties involved in the forward-looking statements contained herein, please refer to PP&L Resources, Inc.'s reports on file with the SEC.